UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Churchill Capital Corp III

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During an investor conference call, and during an analyst conference call, each held on August 18, 2020, members of Churchill management referred to the following Avalere Health LLC research article.

August 18, 2020 Insights & Analysis Federal Policy Overview: Balance Billing or Surprise Medical Bill Reform Timothy Epple Matt Kazan Chris Sloan Chandler Burris-Jones Summary Surprise and balance billing reform efforts have been a subject of ongoing debate at the federal level .Introduction The terms “surprise bill” and “balance billing” are generally used to describe when a patient unknowingly receives care from an out-of-network provider—usually during an emergency or as part of a planned medical procedure at an in-network facility—and is billed for the difference between the sum of what he and the insurance company paid and what the provider bills. State legislation addressing balance billing has been adopted to varying degrees across 30 states. Federal legislation, however, has failed to reach the floor of the Senate or House for a vote. Applicability of Surprise Billing Legislative approaches to surprise billing are generally not written to encompass or inhibit all out-of-network billing but are targeted toward specific situations and settings of care that policymakers believe have the greatest negative impact on patients. These approaches typically target two forms of billing: Avalere Health | An Inovalon Company | © 2020. Avalere Health LLC. All Rights Reserved.www.avalere.com

Emergency medical bills: In emergency care situations, a person may receive care at a facility or from providers that are outside their insurance network or at an in-network facility where services are provided by an out-of-network provider. In these situations, a person receives a bill for not only cost sharing (copay, coinsurance, and deductible), but also for the additional amount the provider charges above the amount paid to the provider by their insurer for out-of-network care. Surprise medical bills: In a circumstance involving a scheduled procedure, sometimes a facility is in the insured patient’s network, but one or more of the providers delivering care, such as an anesthesiologist or pathologist, are not included in that patient’s network. Medical surprise billing proposals are typically targeted toward anesthesiology, radiology, and pathology services. As a majority of legislation targets both emergency and surprise medical bills, for the purposes of clarity Avalere will refer to all legislation as simply “surprise billing.”Approach to Surprise Billing Rate Negotiations Congressional proposals to date generally rely on one of two mechanisms to set the rates paid to providers for out-of-network surprise bills: independent dispute resolution (IDR) and payment benchmarks. Should legislation pass, a potential compromise policy could be a hybrid approach, through which surprise medical bills use a dollar threshold above which the plan and provider enter into an IDR process and below which the payment defaults to a payment benchmark. These approaches are illustrated below:Avalere Health | An Inovalon Company | © 2020. Avalere Health LLC. All Rights Reserved.www.avalere.com

Table 1: Proposed Approaches to Surprise Billing Rate Setting Table 1: Proposed Approaches to Surprise Billing Rate Setting Federal Reform Proposals and Implementation To date, legislative packages passed to address the ongoing public health emergency related to COVID-19 have not included provisions specific to surprise billing. Unless Congress chooses to reopen a broader healthcare debate in general or as part of a discussion over Financing COVID- related reforms, near-term action on surprise billing is unlikely at the federal level. As legislation is expected to have an implementation timeline of at least 2 years after the bill’s enactment, a compromise reached in 2021 would likely be implemented no earlier than 2023, with legislation passed later in 2021 potentially seeing implementation in 2024. The table below highlights the various approaches to surprise and balance bill reform proposed by various congressional stakeholders to date:Avalere Health | An Inovalon Company | © 2020. Avalere Health LLC. All Rights Reserved.www.avalere.com

Table 2: Surprise Billing Legislation Proposed to Date Table 2: Surprise Billing Legislation Proposed to Date In total, the environment for surprise billing reform remains complicated across the legislative and stakeholder landscape. While the long-term outlook will continue to favor some type of legislative action regarding surprise billing, stakeholder division and competing priorities are likely to delay immediate action. Funding for this research was provided by Churchill Capital. Avalere maintained full editorial control. To receive Avalere updates, connect with us. Avalere Health | An Inovalon Company | © 2020. Avalere Health LLC. All Rights Reserved.www.avalere.com

Forward-Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Churchill Capital Corp III (“Churchill”), MultiPlan (which, for purposes of this communication, refers to Polaris Parent Corp. and its consolidated subsidiaries, unless the context otherwise requires) or the combined company after completion of the proposed business combination between Churchill and MultiPlan (“Business Combination”) are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various risks and uncertainties, including: the occurrence of any event, change or other circumstances that could give rise to the termination of; the inability to complete the transactions contemplated by the Merger Agreement (“Transactions”) due to the failure to obtain approval of the stockholders of Churchill or other conditions to closing in the Merger Agreement; the ability to meet applicable listing standards following the consummation of the Transactions; the risk that the proposed transaction disrupts current plans and operations that Agreement and Plan of Merger, dated July 12, 2020, by and among Churchill, Music Merger Sub I, Inc. Music Merger Sub II LLC, Polaris Parent Corp. and Polaris Investment Holdings, L.P. (“Merger Agreement”) of MultiPlan as a result of the announcement and consummation of the Transactions; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that Churchill, MultiPlan or the combined company may be adversely affected by other political, economic, business, and/or competitive factors; the impact of COVID-19 and its related effects on Churchill, MultiPlan or the combined company’s projected results of operations, financial performance or other financial metrics; the ability to achieve the goals of MultiPlan’s enhance / extend / expand strategy and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; pending or potential litigation associated with the Business Combination; and other risks and uncertainties indicated from time to time in the preliminary proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 31, 2020, including those under “Risk Factors” therein, and other documents filed or to be filed with SEC by Churchill. Forward-looking statements speak only as of the date made and, except as required by law, Churchill and MultiPlan undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Anyone using the presentation does so at their own risk and no responsibility is accepted for any losses which may result from such use directly or indirectly. Investors should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this communication speak as of the date of this communication. Although Churchill may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by securities laws. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction in contravention of applicable law.  In particular, this communication is not an offer of securities for sale into the United States.  No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find It

In connection with the proposed transactions, Churchill filed a preliminary proxy statement with the SEC on July 31, 2020. Churchill intends to file other relevant material, including a definitive proxy statement with the SEC. Stockholders are urged to read the preliminary proxy statement, as well as the definitive proxy statement when it becomes available, and any other documents filed with the SEC in connection with the Business Combination or incorporated by reference in the preliminary proxy statement or the definitive proxy statement because they will contain important information about the Business Combination.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Churchill when and if available, can be obtained free of charge by directing a written request to Churchill Capital Corp III, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

The directors, executive officers and certain other members of management and employees of Churchill may be deemed “participants” in the solicitation of proxies from stockholders of Churchill in favor of the Business Combination. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Churchill in connection with the Business Combination is set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about Churchill’s executive officers and directors in Churchill’s filings with the SEC, including Churchill’s final prospectus for its initial public offering.